UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2016

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 — RESULTS OF OPERATION AND FINANCIAL CONDITION

On August 4, 2016, ImmunoGen, Inc. (Nasdaq: IMGN) (also referred to as “we” or “our”) issued a press release to announce our financial results for the quarter and year ended June 30, 2016.  In that release, we reported a net loss of $143.7 million for the year, or $1.65 per share.

Due to information that became available after the press release related to a potential liability to a contract manufacturer for cancellation of a future manufacturing slot, an additional expense accrual was required and our financial results have been adjusted.  Our net loss has been increased to $144.8 million or $1.67 per share, and will be reported as such in our 10-K filing that will be filed by the end of business August 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: August 25, 2016	/s/ David B. Johnston

David B. Johnston
Executive Vice President and Chief Financial Officer